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CONTACT:

Frederick’s:

Movie Star:

Sard Verbinnen & Co:

Jennifer Lowitz

Thomas Rende

Kim Levy/Lesley Bogdanow

323-957-5809

212-798-4740

212-687-8080

jlowitz@fredericks.com

tomr@moviestarinc.com

lbogdanow@sardverb.com

FREDERICK’S OF HOLLYWOOD AND MOVIE STAR, INC.

TO MERGE IN STOCK TRANSACTION

Combined Company to Capitalize on Significant Growth Opportunities

in the Intimate Apparel Market

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LOS ANGELES, CA and NEW YORK, NY – December 19, 2006 – FOH Holdings, Inc., the parent company of Frederick’s of Hollywood, Inc. (“Frederick’s”), and Movie Star, Inc. (AMEX: MSI) (“Movie Star”) today announced that they have entered into a merger agreement.  Under the terms of the definitive merger agreement, which has been unanimously approved by each company’s board of directors following the recommendations of special committees of each company, Frederick’s shareholders will receive approximately 23.7 million shares of newly issued Movie Star common stock.  The combined company will be called “Frederick’s of Hollywood Group Inc.”

In connection with the merger transaction, Movie Star has agreed to issue to its shareholders non-transferable rights to purchase an aggregate of $20 million of new shares of Movie Star common stock.  The closing of the merger agreement is conditioned upon a successful closing of the rights offering.  To the extent that Movie Star’s shareholders do not purchase their pro rata percentage of Movie Star common stock in the rights offering, TTG Apparel, LLC and its affiliates, including Tokarz Investments, LLC, and funds affiliated with Fursa Alternative Strategies LLC (formerly known as Mellon HBV Alternative Strategies LLC) have agreed to purchase, on an equal basis, any such shortfall.  TTG Apparel, LLC currently owns 22.4% of Movie Star’s outstanding common stock and is Movie Star’s largest shareholder.  Tokarz Investments, LLC (whose sole owner is Michael Tokarz, also the sole owner of TTG Apparel, LLC) and the funds affiliated with Fursa Alternative Strategies LLC together own all of Frederick’s outstanding common stock.

Without giving effect to the rights offering, Frederick’s shareholders will be issued 60% of the shares of the combined company in exchange for their shares of Frederick’s.  The combined company will also seek to refinance both companies’ existing bank facilities and Frederick’s term debt on more favorable terms.

Frederick’s new store designs and talented personnel are expected to drive top line growth, while Movie Star’s well-developed sourcing capabilities are expected to help increase gross margins and improve operational efficiencies.  With its strong balance sheet, the combined company will

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embark on an accelerated growth plan, including the opening of approximately 50 new Frederick’s of Hollywood store locations within the next 36 months, and will continue to expand and enhance Frederick’s successful online and catalog businesses.

Frederick’s will continue to operate from its executive offices in Hollywood, CA with a distribution center in Phoenix, AZ and Movie Star will continue to operate from its executive offices in New York City with a distribution center in Poplarville, MS.  Both companies will retain their seasoned leadership teams, with Linda LoRe, CEO of Frederick’s, and Melvyn Knigin, CEO of Movie Star, continuing to lead their respective businesses and reporting to the combined company’s Board of Directors.  The Board will be primarily filled from the respective boards of each of the two companies, and a new executive chairman will be named at a later date.

Ms. LoRe stated, “We are thrilled with this transaction, which represents a unique opportunity for Frederick’s to build on the significant momentum we have in the marketplace and further expand our retail presence in our target growth markets, as well as the direct channel.  Movie Star’s exciting intimate apparel product designs and reliable contract manufacturing capabilities will be a great benefit to Frederick’s, as we aim to add new Frederick’s of Hollywood locations over the next three years and strengthen our competitive position in the intimate apparel market, in retail stores as well as in our online and catalog businesses.  At the same time, Frederick’s remains committed to its successful model of partnering with a variety of highly qualified vendors who supply us with innovative products and are a critical component of our business mix.”

Mr. Knigin added, “The proposed transaction is a wonderful opportunity for our shareholders.  We will be able to participate in the growth of one the world’s most prized intimate apparel brands as we execute our growth plans.  We look forward to continuing to serve and strengthen our relationships with leading mass merchants, department stores, national and regional chains and other retailers of branded and private label intimate apparel, as well as our new partner, Frederick’s.  We are extremely excited about working together to create a stronger company with Frederick’s of Hollywood, one of the most important names in the intimate apparel business.”

Frederick’s generated approximately $139 million in revenues for its fiscal year ended July 29, 2006.  For the fiscal year ended June 30, 2006, Movie Star had revenues of approximately $51 million.

The transaction, which is expected to close in the second calendar quarter of 2007, is subject to approval by Movie Star shareholders and other customary closing conditions.  A fairness opinion was issued to Movie Star’s special committee by Chanin Capital, LLC, a Duff & Phelps company.

About Frederick’s of Hollywood

FREDERICK’S OF HOLLYWOOD has been recognized as one of the world’s most well-known brands, with more than 130 specialty retail stores nationwide, a world-famous catalog and online shop at www.fredericks.com.  By keeping an eye toward modern Hollywood as well as its own

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legendary history, FREDERICK’S OF HOLLYWOOD creates an innovative, alluring product that is coveted by its customers and celebrities alike.  With its exclusive product offerings including Seduction by Frederick’s of Hollywood, Premiere Line and the Hollywood Triple Feature bra, FREDERICK’S OF HOLLYWOOD is the Original Sex Symbol™.

About Movie Star, Inc.

Movie Star, Inc. designs, manufactures (through independent contractors), imports, markets and distributes women’s intimate apparel, including sleepwear, robes, leisurewear and daywear, to mass merchandisers, specialty and department stores, discount retailers, national and regional chains and direct mail catalog marketers throughout the United States.  Current collections include the Cinema Etoile premium line of intimate apparel and the Movie Star line of apparel sold as private label programs.

Additional Information About the Proposed Transaction and Where You Can Find It

Movie Star intends to promptly file a Current Report on Form 8-K including a more detailed description of the merger and related transactions, which will include copies of the transaction documents, including the merger agreement, as exhibits.  In connection with the consideration of the transactions contemplated by the merger agreement, Movie Star also intends to prepare and file a proxy statement and other relevant materials with the Securities and Exchange Commission.  BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SHAREHOLDERS OF MOVIE STAR ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The proxy statement and other relevant materials, and any other documents filed by Movie Star with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, shareholders of Movie Star may obtain free copies of the documents filed with the SEC by contacting Movie Star at (212) 798-4700 or at 1115 Broadway, New York, NY 10010.  You may also read and copy any reports, statements and other information filed by Movie Star with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information about its public reference room.

Participants in the Solicitation

Movie Star and its executive officers and directors may be deemed to be participants in the solicitation of proxies of Movie Star’s shareholders in favor of the proposed transaction.  A list of the names of Movie Star’s executive officers and directors, and a description of their respective interests in Movie Star, are set forth in the proxy statement for Movie Star’s 2005 Annual Meeting of Shareholders, which was filed with the SEC on October 25, 2005, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.  Certain executive officers and directors of Movie Star have interests in the proposed transaction that may differ from the interests of shareholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification.  These interests and any additional benefits in connection with the proposed transaction that are unknown as of the date of this press release will be described in the proxy statement when it becomes available.

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Forward Looking Statements

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties.  Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the industry; general economic conditions; addition or loss of significant customers; the loss of key personnel; product development; competition; risks of doing business abroad; foreign government regulations; fluctuations in foreign rates; rising costs for raw materials and the unavailability of sources of supply; the timing of orders booked; failure to realize the merger’s anticipated synergies; approval of the transactions by Movie Star’s shareholders and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the other risks that are described from time to time in Movie Star’s SEC reports.

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